COOPERATIVE JOINT VENTURE CONTRACT

                                       FOR

                          GUANGXI GUANGHE METALS. LTD.

                                      AMONG

                            HECHI INDUSTRIAL CO. LTD.

                                       AND

                            BIOGAN INTERNATIONAL INC.





                                JANUARY 27, 2000

                                   CHAPTER I
                               GENERAL PROVISIONS

Pursuant to the Law of the People's Republic of China on Sino-Foreign Co-Operative Enterprises and other relevant Chinese laws and regulations, on the basis of the principles of equality and mutual benefit, HECHI INDUSTRIAL CO. LTD. a company organized and existing under the laws of the People's Republic of China (hereafter referred to as "PARTY A" ) and BIOGAN INTERNATIONAL INC. a limited liability company organized and existing under the laws of the State of Delaware of the United States of America (hereafter referred to as "PARTY B") agree, after friendly consultations, to jointly invest in and set up a co-operative joint venture in Guangxi Zhuang Autonomous Region of the People's Republic of China and hereby enter into this Contract.

                                   ARTICLE 1

When used in this Contract, the following terms shall have the meanings set forth below:

"ARTICLES OF ASSOCIATION" shall mean the Articles of Association of the Cooperative Joint Venture Company, a copy of which is attached hereto as Annex A;

"FEASIBILITY STUDY REPORT" shall mean the feasibility study submitted to the Hechi Foreign Trade and Economic Co-operation Administration in connection with the application for approval of establishment of the Cooperative Joint Venture Company.

"PARTIES" shall collectively mean Party A and Party B;

"PARTY A" shall mean Hechi Industrial Co. Ltd;

"PARTY B" shall mean Biogan International Inc.

                                   CHAPTER II
                          PARTIES TO THE JOINT VENTURE

                                   ARTICLE 2

The Parties to this Contract are:

HECHI INDUSTRIAL CO. LTD.

Legal Address:                No. 386, Xinjian Road, Hechi City, Guangxi, 547000
                              The People's Republic of China
Legal Representative:         Kuang Yihuai
Title:                        Chairman
Nationality:                  Chinese

BIOGAN INTERNATIONAL INC.

Legal Address:                Potomac Drive, Boise Idaho, U.S.A.
Legal Representative:         Gilles Laverdier e
Title:                        President
Nationality:                  Canadian

                                  CHAPTER III
                          ESTABLISHMENT OF THE COMPANY

                                   ARTICLE 3

Pursuant to the Co-Operative Joint Venture Law and other relevant Chinese laws and regulations, the Parties hereto agree to establish the Cooperative Joint Venture Company as a limited liability co-operative enterprise for developing, manufacturing and selling the products of the Cooperative Joint Venture Company with advanced and applicable technology introduced by the both parties of the Cooperative Joint Venture Company.

                                   ARTICLE 4

The name of the Cooperative Joint Venture Company shall be [Chinese characters] in Chinese, and "GUANGHE METALS CO. LTD." in English.

The legal address of the Cooperative Joint Venture Company shall be No. 386, Xinjian Road, Hechi, Guangxi, the People's Republic of China

                                   ARTICLE 5

All activities of the Cooperative Joint Venture Company must comply with the published laws, decrees and pertinent rules and regulations of the People's Republic of China and shall be governed and protected by Chinese law.

                                   ARTICLE 6

The liability of the Cooperative Joint Venture Company shall be limited to the registered capital of the Cooperative Joint Venture Company and that of the Parties to the Cooperative Joint Venture Company shall be limited to their respective subscriptions to the registered capital and no party shall have any liability to the Company or to any third party severally or jointly in excess of such amount.

                                   CHAPTER IV
              PURPOSE, SCOPE AND SCALE OF PRODUCTION AND OPERATION

                                   ARTICLE 7

The purpose of the Parties in forming the Cooperative Joint Venture Company is to further strengthen economic and technological cooperation; to develop, manufacture and sell its products with advanced and applicable technology introduced by the both parties of the Cooperative Joint Venture Company. The

Cooperative Joint Venture Company shall also raise economic efficiency and use its best effort to export its products to bring satisfactory economic returns to the Parties by improving product quality, developing new products and achieving a competitive quality and price position in both domestic and overseas mining industry through the adoption of scientific management methods.

                                   ARTICLE 8

The scope of operation of the Cooperative Joint Venture Company shall be:

(1) Exploration, selection, smelting and sales of mineral products and by-products;

(2) Manufacturing and sales of metal materials and non-metal materials, raw coal, coke, machinery and electronic equipment and chemical products;

(3)      Delivery service by motor vehicle;

(4)      Installation of water and electric equipment;

(5)      Research, development and sales of hi-tech products; and

(6)      Research, development and sales of medical products.

                                   ARTICLE 9

As provided in the Feasibility Study Report, the scale of production of the Cooperative Joint Venture Company shall be in accordance with market demand and a projection of the initial annual demand for the products of the Cooperative Joint Venture Company.

The production capacity may be expanded during the term of the Contract with the development of market demand and other conditions. In the event that the Cooperative Joint Venture Company expands its production capacity and needs more capital, Party B shall be responsible to raise such capital for the Cooperative Joint Venture Company.

                                   CHAPTER V
                     TOTAL INVESTMENT AND REGISTERED CAPITAL

                                   ARTICLE 10

The total investment amount of the Cooperative Joint Venture Company shall be US$25,000,000.

                                   ARTICLE 11

The total registered capital of the Cooperative Joint Venture Company shall be US$10,000,000, and shall be contributed by the Parties in the following proportions:

Party A:          US$800,000

Party B:          US$9,200,000

                                   ARTICLE 12

The capital contributions of the Parties shall be contributed in accordance with the following:

Party A shall make its capital contribution in kind with those assets specified in the Appendix 1 to this Contract, of which US$800,000 shall be Party A's capital contribution, to the Cooperative Joint Venture Company in a lump sum after the Cooperative Joint Venture Company obtains its Business License from the Hechi Administration for Industry and Commerce.

Party B has remitted US$200,000 into the account designated by Party A. This amount will be transferred into the account of the Cooperative Joint Venture Company once the Cooperative Joint Venture Company obtains its Business License and opens an account in a bank in the People's Republic of China. Before or on 20th February, 2000, Party B shall remit US$300,000 into the account of the Cooperative Joint Venture Company. Within three (3) months of receipt of the Business License of the Cooperative Joint Venture Company, Party B shall remit US$1,500,000 into the account of the Cooperative Joint Venture Company. Within eighteen (18) months of the receipt of the Business License of the Cooperative Joint Venture Company, Party B shall remit US$7,200,000 into the account of the Cooperative Joint Venture Company. Or the Board of the Cooperative Joint Venture Company can resolve to adjust the amount of the registered capital of the Cooperative Joint Venture Company at an appropriate time.

                                   ARTICLE 13

The contributions of the Parties shall be made in the following manner:

(a) Party A's Contribution: Party A shall make its capital contribution in kind as specified in the Appendix 1 to this Contract to the JVC.

(b) Party B's Contribution: Party B shall contribute in United State Currency US$9,000,000 and the remaining amount in the form of intellectual property rights and trademark rights.

                                   ARTICLE 14

The obligation of both Parties to make any contribution toward the registered capital of the Cooperative Joint Venture Company hereunder shall be subject to the following conditions:

all government approvals required for establishment of a joint venture with the scope of operation set forth under Article 8 above under law, regulation or administrative ruling in the People's Republic of China have been obtained for the establishment of the Cooperative Joint Venture Company.

                                   ARTICLE 15

The Parties hereby make the following representations and warranties:

1. they are legally established in accordance with the laws specified in the General Provisions of this Contract;

2. they have the authorities and capacities of executing this Contract and perform the obligations stipulated herein;

3. the representatives who execute this Contract have received full authorization based on a valid authorization letter. The copy of such authorization has been provided to the other Party;

4. The execution of this Contract and performance of the obligations herein will neither constitute nor cause to constitute violation to any other contracts or commitments which the Parties to the Cooperative Joint Venture Company is (are) a party to, and will not constitute or cause to constitute any violation of any contracts or commitments involving any of their assets or properties.

The above representatives and warranties shall be valid at the execution of this Contract and during the existence of the Cooperative Joint Venture Company.

                                   ARTICLE 16

Subject to the approval of the Board of Directors, the Cooperative Joint Venture Company shall have the power to borrow any funds needed in addition to the registered capital and to mortgage its properties in relation thereto.

                                   ARTICLE 17

No Party shall assign or otherwise dispose of all or part of its interest in the Cooperative Joint Venture Company to the other Party or a third party without first obtaining the prior approval of the other Party through a resolution of the Board of Directors and the approval of the original examination and approval authority.

However, any Party may freely assign its interest in the Cooperative Joint Venture Company to its own affiliate without first obtaining the consent of the other Party or giving the other Party a right of first refusal, but subject to the giving of a written notice to the Board of Directors for the record. An affiliate for the purpose of this Article means the parent company of the Party and said parent company's wholly owned subsidiaries and any company which is a wholly owned subsidiary of such Party. Such assignment shall be reported to the original examination and approval authority for approval.

Subject to the requirements of the first paragraph of this Article, a Party (the "SELLING PARTY" ) to this Contract may sell, transfer, assign, or otherwise dispose of the whole or any part of its interest in the Cooperative Joint Venture Company to a third party only after giving notice in wring (herein referred to as the "OFFER NOTICE" ) to the other Party to this Contract (the "NON-SELLING PARTY" ), notifying the Non-Selling Party of its intention to sell, transfer, assign or otherwise dispose of the whole or part of its interest in the Cooperative Joint Venture Company (the "OFFERED SHARES" ), and specifying details of the transaction including the name and address of the third party to whom it intends to offer to sell the Offered Shares involved in the transaction or transactions, the price, and any other terms and conditions relating to the proposed sale. The Offer Notice shall include an offer to sell a portion of the Offered Shares to each of the Non-Selling Party. The percentage of the Offered Shares to be offered to any one of the Non-Selling Party shall be computed as follows:

         Percentage interest of Non-Selling Party in the Profit Distributions of the Cooperative Joint Venture Company/Total Percentage interest of all Non-Selling Party in the Profit Distributions of the Cooperative Joint Venture Company

The Offer contained in the Offer Notice shall be on terms and conditions no less favourable than those to be offered to the third party, and shall require each Non-Selling Party to accept the offer within thirty (30) days of the date thereof in writing whereupon:

         (a) A Non-Selling Party who receives an Offer Notice may, within thirty (30) days of the date of the Offer Notice, by notice in writing to the Selling Party (the "ACCEPTANCE NOTICE" ), confirm its acceptance of the Offer. The closing date for the acquisition shall be fifteen (15) days after the date of the Acceptance Notice.

         (b) To the extent that a Non-Selling Party fails to purchase all or a portion of the Offered Shares it is entitled to purchase, then the Selling Party shall, in an additional Offer notice offer such unpurchased Offered Shares (the "UNPURCHASED OFFERED SHARES" ) to the other Non-Selling Party in equal lots (or if there is only one other Non-Selling Party, then all of the Unpurchased Offered Shares shall be offered to that Party) on the same terms as and pursuant to the procedures provided above.

         (c) In the event that any Offered Shares remain unpurchased after the expiration of thirty (30) days (the "EXPIRATION DATE" ) from the date of the last Offer Notice required to be given above, then the Selling Party may sell the shares specified in the Offer Notice to the third party or third parties concerned at such price and upon such terms and conditions as shall not be more favourable to such third party or parties than those contained in the Offer Notice.

         (d) If the Selling Party shall not dispose of the Offered Shares or any portion thereof by the tenth calendar day following the Expiration Date, then the Selling Party shall continue to hold such Shares subject to the provisions of this Article.

In the case of an assignment of all or part of the interest of any of the Parties in the Cooperative Joint Venture Company, the assignee shall be bound by the terms and conditions of this Contract to the same extent as was the assignor.

                                   ARTICLE 18

After the Parties have each made their contributions to the registered capital, an accountant registered in China shall be retained by the Cooperative Joint Venture Company for verification of such contributions. Upon the issuance of the verification report by the accountant, the Cooperative Joint Venture Company shall issue an investment certificate to each Party signed by the Chairman and the Vice-Chairman of the Board of Directors, confirming the amount contributed by such Party.

                                   CHAPTER VI
                              PROFIT DISTRIBUTIONS

                                   ARTICLE 19

Profits shall be paid to the Parties from the after tax profits and retained earnings of the Cooperative Joint Venture Company at such times and in such amounts as may be determined by the Board of Directors. Profits of the Cooperative Joint Venture Company shall be distributed to the Parties in the following proportions:

a. Party A shall be entitled to receive a five percent (5%) share of any profit distribution.

b. Party B shall be entitled to receive a ninety-five percent (95%) share of any profit distribution.

To the extent that the foreign exchange reserves of the Cooperative Joint Venture Company are insufficient to pay Party B's profit distributions in foreign exchange, the Cooperative Joint Venture Company shall assist Party B in processing the conversion of any Renminbi profit distributions to Party B into foreign exchange, in accordance with regulations of the People's Republic of China concerning foreign exchange control.

                                  CHAPTER VII
                         RESPONSIBILITIES OF THE PARTIES
                        TO THE COOPERATIVE JOINT VENTURE

                                   ARTICLE 20

The Parties shall be responsible for the following matters:

1.       Party A shall be responsible:

         1.1 to obtain all government approval required under law, regulation or administrative ruling for the establishment of the Cooperative Joint Venture Company;

         1.2 to handle matters for the establishment of the Cooperative Joint Venture Company including applications for approval, registration and the issuance of the business license;

         1.3 to assist the Cooperative Joint Venture Company in recruiting operational and management personnel, technical personnel, workers and other necessary personnel;

         1.4 to assist foreign personnel of Party B and the Cooperative Joint Venture Company in handling the necessary procedures for entry visas, work permits, traveling arrangements, drivers licenses and other necessary permits and authorizations;

         1.5 to assist the Cooperative Joint Venture Company to apply for and obtain all possible tax reductions and exemptions and all other relevant investment incentives available to the Cooperative Joint Venture Company under Chinese laws;

         1.6 to assist the Cooperative Joint Venture Company in applying to the Bank of China as well as to other banks approved by the Bank of China for the establishment of foreign currency and Renminbi accounts, and to assist the Cooperative Joint Venture Company in securing local financing in Renminbi;

         1.7 to handle all other matters entrusted by the Cooperative Joint Venture Company.

2.       Party B shall be responsible for:

         2.1 providing information on equipment required by the Cooperative Joint Venture Company and assisting the Cooperative Joint Venture Company in the purchase of machinery and equipment in China and from abroad an arranging transportation of the same and preparing a report on the anticipated foreign exchange requirements of the Cooperative Joint Venture Company;

         2.2 providing the necessary technical personnel during the period when the equipment of the Cooperative Joint Venture Company is being installed and tested, as well as during trial production stages;

         2.3 assisting in organizing the training, as required, of the personnel of the Cooperative Joint Venture Company;

         2.4 assisting the Cooperative Joint Venture Company in purchasing materials used in the exploration of various mines.

         2.5 Assisting the Cooperative Joint Venture Company to apply foreign currency loans from foreign banks or financial institutions;

         2.6 Handling all other matters entrusted by the Cooperative Joint Venture Company.

                                  CHAPTER VIII
                             THE BOARD OF DIRECTORS

                                   ARTICLE 21

The Board of Directors of the Cooperative Joint Venture Company shall be appointed effective as of the date of issuance of the business license of the Cooperative Joint Venture Company.

                                   ARTICLE 22

The Board of Directors shall comprise five (5) directors:

Two (2) directors shall be appointed by Party A and three (3) directors shall be appointed by Party B.

One director appointed by Party B shall be the Chairman of the Board of Directors. There shall be one Vice-Chairman appointed by Party A. The Chairman of the Board shall be the legal representative of the Cooperative Joint Venture.

                                   ARTICLE 23

The directors, Chairman and Vice Chairman shall each serve a term of office of four (4) years and may serve consecutive terms if reappointed by the Party which made the original appointment.

The Parties shall conduct consultations prior to appointment of said Chairman and Vice Chairman.

                                   ARTICLE 24

Directors shall not be paid a salary by the Cooperative Joint Venture Company; however, this provision shall not prevent the Cooperative Joint Venture Company from paying salaries to employees who serve as directors.

                                   ARTICLE 25

The Board of Directors shall be the highest authority of the Cooperative Joint Venture Company. It shall decide all major issues concerning the Cooperative Joint Venture Company. Resolutions involving the following matters shall only be adopted by the unanimous affirmative vote of all members of the Board of
Directors:

(1) the amendment of the Articles of Association of the Cooperative Joint Venture Company;

(2) the suspension of production, early termination and dissolution of the Cooperative Joint Venture Company;

(3) the increase or assignment of the registered capital of the Cooperative Joint Venture Company;

(4) the merger of the Cooperative Joint Venture Company will other economic organizations;

(5)      the termination of the Cooperative Joint Venture Company;

(6)      the appointment of the auditor for the Cooperative Joint Venture
         Company.

                                   ARTICLE 26

All other matters to be resolved by the Board of Directors, including but not limited to the following matters, shall be adopted upon the affirmative vote of four (4) directors provided that at least one (1) director appointed by each of the Parties hereto votes in favor of the resolution:

(1) decisions on and approval of important reports submitted by the General Manager;

(2) Approval of the Cooperative Joint Venture Company's cost budget for construction and purchases of equipment;

(3) Approval of all annual production, product distribution plans and business reports, as well as annual operating budgets, including financial statements, cash flow, working capital and capital expenditures, marketing and advertising total expenditure amount, annual profit distribution and remedies for losses;

(4) Adoption of important rules and regulations of the Cooperative Joint Venture Company including wages, reward and punishment methods, welfare benefits and the employment and dismissal of staff and workers;

(5) Decisions to establish branch organizations of the Cooperative Joint Venture Company;

(6) Decisions on borrowing and lending, guarantees, mortgaging and other financing arrangements of the Cooperative Joint Venture Company;

(7) Decisions on the proportion to be set aside for the reserve fund, the staff and workers' bonus and welfare fluid and the enterprise development fiend of the Cooperative Joint Venture Company;

(8) Decisions on the alteration of the Cooperative Joint Venture Company's production scale, renovation of equipment and new product types;

(9) Examination and approval of all unbudgeted purchases and expenditure for which no offset is provided within the operating budget;

(10) Deciding on appointment of the General Manager, Deputy General Manager, Operations Manager, finance Manager and Deputy Finance Manager and on their functions and powers, remuneration, social insurance and welfare benefits;

(11) Decisions on the liquidation of the Cooperative Joint Venture Company upon its expiration or early termination;

(12) Approval of work rules for the General Manager and Deputy General Managers and the chart of authority for the management organization;

(13) Establishing the date of the Parties' contribution to the Cooperative Joint Venture Company's registered capital; and

(14)     Approval of the annual distribution of profits to the Parties.

                                   ARTICLE 27

The Chairman of the Board of Directors shall call and preside over meetings of the Board of Directors. In the event that the Chairman of the Board of Directors cannot perform his/her duties for any reason, he/she may temporarily authorize in writing the Vice Chairman or any other director to act as his/her representative. Should any director be unable to attend a meeting of the Board of Directors, he may authorize a representative by written proxy to attend such meeting. Such representative shall enjoy the rights of such directors.

                                   ARTICLE 28

The Board of Directors shall convene at least two (2) meetings every year Such meetings shall in principle be held at the place where the Cooperative Joint Venture Company is located, and may also be held alternately at the places where the Parties agree. The quorum to be present at a meeting of the Board of Directors shall be four (4) directors, which must include one (1) director appointed by each Party. Any resolution adopted at a meeting of the Board of Directors with less than the quorum referred to in the preceding sentence shall be invalid.

Expenses incurred by the directors in attending meetings of the Board of Directors shall be paid by the Cooperative Joint Venture Company as provided in the Articles of Association.

Upon the request of one-half or more of the directors, the Chairman may, after consulting with the Vice Chairman, convene an interim meeting of the Board of Directors. Minutes of a meeting shall be signed and approved by all members who attended the meeting and kept on file by the Cooperative Joint Venture Company. Minutes of meetings shall be kept in Chinese and English.

In lieu of a meeting of the Board of Directors, a written resolution may be adopted by the Board of Directors if such resolutions sent to all members of the Board of Directors and affirmatively signed and adopted by the number of directors who could adopt such resolution at a duly convened meeting of the Board of Directors pursuant to the relevant provisions of this Contract; provided, however that at least one (1) director appointed by each of the Parties must affirmatively sign such resolution.

                                   CHAPTER IX
                      OPERATION AND MANAGEMENT ORGANIZATION

                                   ARTICLE 29

The Cooperative Joint Venture Company shall establish an operation and management organization which shall be responsible for the production, distribution and sales as well as the day-to-day management work of the Cooperative Joint Venture Company. The operation and management organization shall have one General Manager, one Finance Manager, one Operations Manager, one Deputy General Manager and one Deputy Finance Manager. Each of the aforesaid mangers shall be recommended by Party A and appointed by the Board of Directors and their respective terms of office shall be four (4) years. Consecutive terms may be served upon reappointment. The Parties shall conduct consultations prior to recommending the aforesaid management personnel.

                                   ARTICLE 30

The General Manager shall have responsibility for organizing the management and operations work of the Cooperative Joint Venture Company and implementing the resolutions of the Board of Directors.

                                   ARTICLE 31

The concrete operations of management shall be in accordance with the rules and chart of authority as approved by the Board of Directors for the General Manager and Deputy General Managers.

The terms of employment offered by the Cooperative Joint Venture Company to managerial personnel (including but not limited to salary, benefits, housing and transportation fees) shall be provided with reference to treatment of managers of other Sino-Foreign joint ventures located in Guanxi, People's Republic of China and decided by the Board of Directors.

                                   ARTICLE 32

In the event of graft or serious breach of duty on the part of the General Manager, the Deputy General Managers or any of the other senior managers of the Cooperative Joint Venture Company, they may be replaced at any time subject to the decision of a meeting of the Board of Directors.

                                   CHAPTER X
                     PURCHASE OF RAW MATERIALS AND EQUIPMENT

                                   ARTICLE 33

Priority shall given to purchase in the People's Republic of China of items required by the Cooperative Joint Venture Company including equipment, raw materials, fuels, parts, vehicles, and office supplies so long as the terms applicable to such purchase are equal to or better than terms offered by sellers of such items outside of the People's Republic of China. Prices for the above stated goods and materials which are purchased in the People's Republic of China shall in accordance with the provisions of the Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures using Chinese and Foreign Investment be the same as the prices paid for such goods and materials by state-owned enterprises and payable in Renminbi.

                                   CHAPTER XI
                                LABOR MANAGEMENT

                                   ARTICLE 34

The General Manager shall formulate plans regarding the employment, dismissal, wages, labor insurance, welfare benefits, rewards and punishments of the staff and workers of the Cooperative Joint Venture Company, which shall be examined and approved by the Board of Directors. Such plans shall be in accordance with the Regulations of the People's Republic of China on Labor Management in Joint Venture Using Chinese and Foreign Investment and other relevant laws and regulations.

                                   ARTICLE 35

The General Manager shall determine and report to the Board of Director the number of employees needed for the efficient operation of the Cooperative Joint Venture Company.

The Cooperative Joint Venture Company shall publicly recruit its staff and workers. Those candidates who receive the best results in the examination administered by the General Manager or the Deputy General Managers shall be employed on a probationary basis and, after the General Manager determines that an employee has successfully completed the probationary period, the employee, shall be officially employed by the Cooperative Joint Venture Company.

                                   ARTICLE 36

The standards of wages and benefits paid by the Cooperative Joint Venture Company to the general personnel shall be based on the relevant stipulations and shall be discussed and decided by the Board of Directors.

The employment, remuneration, social insurance, welfare benefits, travel allowance, and overseas allowances of the management personnel of the rank of department manager and above, shall be submitted by the General Manager to the Board of Director for discussion and approval. The salary and benefit level of other management personnel of the Cooperative Joint Venture Company shall be set by the General Manager after consultation with the Deputy General Managers and shall be reported by the General Manager to the Board of Directors and to the extent required to the department concerned.

                                   ARTICLE 37

Provisions relating to the employment, dismissal, resignation, remuneration, welfare benefits, rewards, discipline, punishments, labor insurance and labor discipline of the staff and workers of the Cooperative Joint Venture Company shall be specified in a labor contract to be entered into by and between the Cooperative Joint Venture Company and each individual staff member and worker of the Cooperative Joint Venture Company.

After each labor contract is signed, it shall be filed with the Hechi Labor Management Department. Matters relating to labor management shall be reported to the Hechi Labor Department to the extent required under relevant regulations.

                                   ARTICLE 38

In accordance with guidelines set forth by the Board of Directors, the General Manager, in consultation with the Deputy General Managers, shall have the right to take disciplinary action against staff and workers by giving warning, recording a demerit or reducing salaries or wages. Staff and workers who have committed serious offenses may be dismissed. Dismissal of any staff member or worker shall be reported to the local labor department. Dismissal of departmental managers shall be in accordance with the provisions of the Articles of Association of the Cooperative Joint Venture Company.

                                   ARTICLE 39

The Cooperative Joint Venture Company shall establish a trade union organization in accordance with the relevant provisions of the relevant Regulations.

                                  CHAPTER XII
                                      TAXES

                                   ARTICLE 40

The Cooperative Joint Venture Company shall pay various taxes in accordance with the stipulations of relevant Chinese laws and regulations and shall apply for the various preferential tax treatments given by the State to joint venture companies, including those provided under the Income Tax Law of the People's Republic of China for Enterprises with Foreign Investment and Foreign Enterprises (April 9, 1991) and its Implementing Regulations (July 1, 1991), State Council Regulations Concerning Encouragement of Foreign Investment (October 11, 1986), the Measures of the Ministry of Finance for the Implementation of the Preferential Tax Treatment Provisions of the State Council Regulations Concerning Encouragement of Foreign Investment (January 31, 1987) and the other relevant local regulations promulgated by Guangxi government. In the event that new laws or regulations permit more favorable taxation for joint ventures at a later date, the Cooperative Joint Venture Company shall be entitled to apply for the benefit of the relevant new tax law or regulation.

                                   ARTICLE 41

The Cooperative Joint Venture Company shall be entitled to obtain the maximum additional preferential customs and tax treatment permitted by the current an effective Chinese laws and regulations.

                                   ARTICLE 42

Among the preferential tax provisions to be enjoyed, the Cooperative Joint Venture Company shall be exempted from enterprise income tax in its first two
(2) profit-making years and shall enjoy a fifty percent (50%) reduction in enterprise income tax in the third to fifth profit-making year.

                                   ARTICLE 43

Staff and workers of the Cooperative Joint Venture Company shall pay individual income tax in accordance with the Individual Income Tax Law of the People's Republic of China.

                                  CHAPTER XIII
                             FINANCE AND ACCOUNTING

                                   ARTICLE 44

The Cooperative Joint Venture Company shall set aside from its after tax profits the reserve fund, the enterprise development fund and the bonus and welfare fund for staff and workers in accordance with the stipulations in the Joint Venture Law. The proportion to be set aside annually shall be discussed and decide by the Board of Directors according to the business situations of the Cooperative Joint Venture Company. The total amount set aside for the three funds each year shall be limited strictly to amounts required to fund the reasonable financial needs of said fiends and shall generally not exceed ten percent (10%) of the after tax profit in such year.

                                   ARTICLE 45

The Cooperative Joint Venture Company shall adopt the internationally practiced accrual basis of accounting and the debit and credit method for book keeping, and shall prepare complete, accurate and appropriate financial and accounting books and records in accordance with the Accounting System of the People's Republic of China for Joint Ventures Using Chinese and Foreign Investment and relevant financial systems. The accounting system and procedures to be adopted by the Cooperative Joint Venture Company shall be prepared by the General Manager, the Deputy General Manager responsible for finance, and the Finance Manager. The accounting system and procedures so adopted shall be submitted to the Board of Directors for approval. Once approved by the Board of Directors, the accounting system and procedures shall be filed with the local department of finance and the tax authorities.

                                   ARTICLE 46

After the business license has been issued, the Cooperative Joint Venture Company shall separately open a foreign exchange account and a Renminbi account at a branch of the Bank of China in Hechi or other bank(s) approved by the People's Bank of China.

                                   ARTICLE 47

Renminbi shall be used as the unit of accounting by the Cooperative Joint Venture Company in its financial accounting. Profits and earnings of the Parties shall be computed in Renminbi. Except for payments to be made in foreign exchange under Chapter XIV or as otherwise required, payments of the Cooperative Joint Venture Company shall be made in Renminbi. The earning of the staff and workers shall be computed and payable in Renminbi whereas staff members appointed by the Board of Directors to be remunerated in foreign exchange shall be paid in foreign exchange.

                                   ARTICLE 48

The fiscal year of the Cooperative Joint Venture Company shall begin on January 1 and end on December 31 of each year. Monthly, quarterly and annual accounting statements shall be written in both the Chinese and English languages and copies shall be provided in a timely fashion to each Party.

                                   ARTICLE 49

The Cooperative Joint Venture Company shall engage an accounting firm registered in China to be its auditor and to examine and verify the financial accounting of the Cooperative Joint Venture Company and to deliver an audit report to the Board of Directors and the General Manager.

If necessary, any Party may engage an auditor at its own expense from China or another country to examine the financial accounting books of the Cooperative Joint Venture Company. The Cooperative Joint Venture Company shall provide the necessary convenience for such examination.

                                   ARTICLE 50

The balance sheet, profit and loss statement and profit distribution plan for each business year must be submitted for examination and approval at a meeting of the Board of Directors.

                                  CHAPTER XIV
                                FOREIGN EXCHANGE

                                   ARTICLE 51

All matters concerning the foreign exchange matters of the Cooperative Joint Venture Company shall be handled in accordance with the Provisional Regulations for Foreign Exchange Control of the People's Republic of China and other relevant stipulations, including the Regulations of the State Council Concerning the Issue of Balancing Foreign Exchange Receipts and Disbursements by Joint Ventures Using Chinese and Foreign Investment and other relevant regulations.

Issues concerning the balance of foreign exchange of the Cooperative Joint Venture Company shall be resolved by the Cooperative Joint Venture Company on its own in accordance with the relevant regulations.

                                   ARTICLE 52

All foreign exchange earnings of the Cooperative Joint Venture Company must be deposited in the foreign exchange bank account opened by the Cooperative Joint Venture Company. All foreign exchange expenditures shall be paid out of its foreign exchange deposits. The foreign exchange of the Cooperative Joint Venture Company shall be used in the following order of priority:

(1) To purchase imported raw materials and spare parts for machinery and equipment required for the production of the Cooperative Joint Venture Company;

(2) To pay the wages of the expatriate management personnel of the Cooperative Joint Venture Company and the expenses of the Cooperative Joint Venture Company personnel while traveling abroad;

(3)      To repay foreign exchange loans;

(4)      To distribute profits to the parties;

(5) To pay to the parties their respective proceeds from liquidation of the assets of the Cooperative Joint Venture Company.

Whenever a payment computed in Renminbi terms is made by the Cooperative Joint venture Company in foreign exchange the equivalency between U.S. Dollars and Renminbi shall be determined in accordance with the exchange rate quoted by the State Administration of Exchange Control of the People's Republic of China on the date the payment is made.

                                   CHAPTER XV
                    DURATION OF THE COOPERATIVE JOINT VENTURE

                                   ARTICLE 53

The term of the Cooperative Joint Venture Company shall commence on the date of issuance of its business license (the "ESTABLISHMENT DATE" ) and shall terminate on the date which is thirty (30) years from the Establishment Date, provided, however, that unless one of the parties notifies the other party in writing within one hundred and eighty (180) days of the expiration of the term that the notifying parties do not wish for the term of the Cooperative Joint Venture Company to be extended, the term shall be automatically extended for consecutive ten (10) year terms upon approval of such extension by the original examination and approval authority; provided further that the Cooperative Joint Venture Company may be earlier terminated in any of the following events:

i) if the Parties to the Cooperative Joint Venture Company unanimously agree to terminate the Cooperative Joint Venture Company; or

ii) In the event of a material breach by a party (the "DEFAULTING PARTY" ) in the performance of its obligations under the Contract, where within ninety (90) days of having become aware of the breach, the non-defaulting Party agrees to terminate the Cooperative Joint Venture Contract and gives written notice thereof to the Defaulting Party.

Upon termination, the assets of the Cooperative Joint Venture Company shall immediately be liquidated pursuant to Article 11.

                                   ARTICLE 54

Within thirty (30) days of an agreement or notification to termination the Cooperative Joint Venture Company under Article 57 hereof, or the date upon which the term of the Cooperative Joint Venture Company expires without extension, the Board of Directors shall establish a liquidation committee comprised of two (2) persons representing Party A, two (2) persons representing Party B. Within ninety (90) days of its establishment, the liquidation committee shall submit to the Chairman of the Board of Directors a liquidation report which shall contain:

i) a written inventory of the properties (including personal property and real property), creditors rights and debts of the Cooperative Joint Venture Company, which shall set forth the basis for evaluation of the properties;

ii)      a balance sheet of the Joint Venture Company.

The Board of Directors shall, based upon the report of the liquidation committee, approve the liquidation of the Cooperative Joint Venture Company within twenty (20) days of the submission of the liquidation committee's liquidation report to the Chairman of the Board, and shall authorize the liquidation committee to proceed immediately with the liquidation. In the event that the Board of Directors fails or is unable to (i) establish a liquidation committee; or (ii) resolve to approve the liquidation of the Cooperative Joint Venture Company, then the matter of liquidation of the Cooperative Joint Venture Company shall be deemed a dispute under this Contract and shall be referred by any one Party to arbitration pursuant to Article 59, in which case, the arbitrators shall decide to establish a liquidation committee and resolve on the liquidation of the Cooperative Joint Venture Company as would the Board of Directors pursuant to the procedures set forth in this Article.

The liquidation plan shall provide for the sale of the assets of the Cooperative Joint Venture Company as expeditiously as possible either within or outside the People's Republic of China at prices which are determined at the sole discretion of the liquidation committee to reflect the fair market value of said property; provided, however, that the liquidation committee shall maximize foreign exchange proceeds from the sale of said property and shall sell said property outside of the People's Republic of China if foreign exchange proceeds can, by that means, be maximized so long as the price obtained outside of the People's Republic of China is no less than that which may be obtained within the People's Republic of China. Party A shall have a first right of refusal to purchase all or a part of said assets on the terms offered by the liquidation committee. The proceeds of liquidation shall be used first to pay off all debts of the Cooperative Joint Venture Company, including but not limited to taxes and government imposed levies and fees.

In the event the assets of the Cooperative Joint Venture Company are liquidated, to the extent it is necessary to calculate the proceeds of liquidation in U.S. Dollars, the exchange rate quoted by the State Administration of Exchange Control of the People's Republic of China on the date such proceeds are paid to the Parties shall be used.

Party A shall have a right of first refusal to purchase the assets of the Cooperative Joint Venture Company on terms (including but not limited to price, currency of payment, and time of payment) no less favorable than those offered by any third party or parties.

                                   CHAPTER XVI
                                  FORCE MAJEURE

                                   ARTICLE 55

In the event that any Party (an "AFFECTED PARTY" ) is unable to perform certain obligations (the "AFFECTED OBLIGATIONS" ) under the Contract as a result of any event of force majeure that is unforeseeable and the occurrence and consequence of which is unpreventable or unavoidable (such as, for example, natural disaster, war, work stoppage or political reasons), the Affected Party shall immediately notify the other Parties of the conditions of the event by cable or telex and shall, within twenty-five (25) days provide details of the event and the reasons such event has prevented performance of the Affected Obligations. Performance by an Affected Party of Affected Obligations shall be suspended for a period of time equivalent to the period of time during which performance of the Affected Obligations has been prevented by an event of force majeure. If an event of force majeure occurs, none of the Parties shall be responsible for any damage, increased costs, or loss which the other Party may sustain by reason of a failure or delay of performance, and such failure or delay shall not be deemed a breach of this Contract. In the event that an event of force majeure renders the Cooperative Joint Venture Company economically unviable, the Parties may agree to terminate the Cooperative Joint Venture Contract under Article 53.

                                  CHAPTER XVII
                                    AMENDMENT

                                   ARTICLE 56

Any amendment to this Contract shall be effective only after a written agreement is signed by the Parties and approved by the original examination and approval authority.

                                 CHAPTER XVIII
                       LIABILITIES FOR BREACH OF CONTRACT

                                   ARTICLE 57

(1) In the event that one of the Parties fails to make all or part of its capital contribution at the time and in the amount as stipulated in Articles 13 and 14 of this Contract, the Party in default shall pay to the other Party a penalty interest in accordance with the relevant stipulation promulgated by the People's Bank of China.

(2) Should one of the Parties fail to make the capital contribution on time or in full in accordance with the stipulations of the Contract and the contribution or full payment has been overdue for two (2) months, such Party shall be deemed to have waived all of its rights in the Contract and it shall be deemed to have withdrawn voluntarily from the Cooperative Joint Venture Company. The performing Party shall have the right to apply to the original examination and approval authority for approval to dissolve the Cooperative Joint Venture Company or apply for approval to find another party to assume the rights and obligations of the defaulting Party under the Contract. The performing Party may at the same time claim compensation from the defaulting Party in accordance with law for losses caused by its failure to make or fully make the capital contribution.

         If the defaulting Party has already paid part of its capital contribution in accordance with the provisions of the Contract, the Cooperative Joint Venture Company shall liquidate such capital contribution.

                                  CHAPTER XIX
                    APPLICABLE LAW AND SETTLEMENT OF DISPUTES

                                   ARTICLE 58

The execution, construction, effectiveness, interpretation, performance and settlement of disputes under of this Contract shall be governed by the laws of the People's Republic of China. If a material change occurs to the economic benefits of any Party after the effective date of this Contract due to the promulgation of new laws, decrees, rules and regulations or any amendment to the laws, decrees, rules and regulations made by the government of the People's Republic of China, the Parties shall consult promptly and make necessary revisions and adjustment to the relevant provisions of this Contract in order to maintain the normal economic benefits of such Party hereunder.

                                   ARTICLE 59

All disputes arising out of this Contract, so far as is reasonably possible, shall be settled amicably through friendly consultations by the Board of Directors.

In the event that the Board of Directors unable to settle any dispute within sixty (60) days of its submission in writing by one Party to each of the other Parties, then such dispute shall be submitted for mediation or arbitration to the China International Economic and Trade Arbitration Commission in Beijing, in accordance with its arbitration rules.

                                   ARTICLE 60

The arbitration award shall be final and binding on the Parties and shall be enforceable in accordance with its terms. The cost of the arbitration (including the reasonable fees and expenses of the lawyers appointed by each of the Parties) shall be borne by the losing Party or in accordance with the ruling of the arbitration tribunal.

                                   ARTICLE 61

During the course of consultation or arbitration, this Contract shall continue to be performed except for the part which the Parties are disputing and which is undergoing consultation or arbitration.

                                   CHAPTER XX
                                    LANGUAGE

                                   ARTICLE 62

This Contract has been written in both the Chinese and English languages. Both languages shall be equally effective.

                                  CHAPTER XXI
       EFFECTIVENESS OF THE CONTRACT, APPROVAL AUTHORITY AND MISCELLANEOUS

                                   ARTICLE 63

The Articles of Association of the Cooperative Joint Venture Company and the annexes hereto shall be an integral part of this Contract.

                                   ARTICLE 64

The government agency with authority to approve this Contract is the Hechi Foreign Trade and Economic Co-operation Administration.

                                   ARTICLE 65

This Contract shall become effective upon:

(1)      The execution of this Contract by the Parties; and

(2) The approval of the Hechi Foreign Trade and Economic Co-operation Administration.

Upon receiving the approval of the Hechi Foreign Trade and Economic Co-operation Administration, Party A shall immediately notify all the other Parties and supply them with copies of the approval document.



HECHI INDUSTRIAL CO. LTD.                      BIOGAN INTERNATIONAL INC.

Signed by:  /s/ KUANG YIHUAI                   Signed by: /s/ GILLES LaVERDIERE

Name:       Kuang Yihuai                       Name:      Gilles LaVerdiere

Title:      Chairman                           Title:     President

                                  EXHIBIT LIST

APPENDIX I - List of Party A's Assets and Assets Evaluation Report

APPENDIX A - Articles of Association of Guangxi Guanghe Metals Co., Ltd.